Exhibit 10.2

First Amendment to Warrant Agreement
This First Amendment to Warrant Agreement, dated as of November 7, 2019 (this “Amendment”), is entered into by and between CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent”).
W I T N E S S E T H
WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement, dated as of June 28, 2016 (the “Original Agreement”); and
WHEREAS, the Company and the Warrant Agent desire to amend the Original Agreement in accordance with Section 17 thereof.
NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
A G R E E M E N T:
1.    Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Original Agreement.

2.    The Original Agreement is hereby amended by deleting the definition of “Beneficial Ownership Limitation” set forth in Section 6(f) thereof and replacing it with the following:

“The “Beneficial Ownership Limitation” shall be the “Aggregate Stock Ownership Limit” as defined in the charter of the Company (immediately after giving effect to the issuance of the Warrant Shares), as the same may be amended or otherwise adjusted from time to time.”

3.    The Original Agreement is hereby amended by inserting the following as a new Section 7(d) thereof:

“In case the Company shall, while any Warrants remain outstanding and unexpired, declare a special dividend on its outstanding Common Stock in cash, the Company may, in its sole and absolute discretion, make adjustments, if any, it deems appropriate to the number of shares of Common Stock (or other securities for which such shares of Common Stock have previously been exchanged or converted) purchasable under the Warrants and/or the Exercise Price to adjust for the effect of the payment of such special dividend. In the event the Company determines to make such an adjustment, the Company will prepare a certificate and instruct the Warrant Agent in accordance with the procedures set forth in Section 7(c). For the avoidance of doubt, the Company shall have the sole and absolute discretion to determine (i) whether the declaration of a dividend on its outstanding Common Stock in cash constitutes a “special dividend” for purposes of the

Exhibit 10.2

preceding sentence and (ii) the methodology for determining the adjustments, if any, that shall be made in connection with such special dividend and the extent of any such adjustments. Notwithstanding anything to the contrary in this Agreement, the Company shall have the right, in its sole and absolute discretion, to make adjustments as described in this Section 7(d) in respect of that certain special dividend of $14.00 per share of Common Stock paid by the Company on August 30, 2019.”
4.    All references in the Original Agreement to “this Agreement”, “the Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall hereafter be deemed to refer to the Original Agreement as amended by this Amendment (except that references in the Original Agreement to the “date hereof” or words of similar import shall continue to mean June 28, 2016).

5.    This Amendment and the Original Agreement constitute the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters.

6.    Except as expressly amended by this Amendment, the terms and provisions of the Original Agreement shall remain in full force and effect.

7.    The terms and provisions of Section 17, Section 18, Section 19, Section 20, Section 21 and Section 22 are incorporated herein by reference as if set forth in this Amendment in their entirety and shall apply mutatis mutandis to this Amendment.

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CIM COMMERCIAL TRUST CORPORATION

By: ____/s/ David Thompson_________________________
Name: David Thompson
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC

By: ____/s/ Michael Legregin_________________________
Name: Michael Legregin
Title: Senior Vice President